Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38868) pertaining to the Nabi Savings & Retirement Plan of our report dated June 13, 2007, with respect to the financial statements and schedule of the Nabi Savings & Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Certified Public Accountants

Fort Lauderdale, Florida

June 19, 2007